CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Post-Effective Amendment No. 1 to the Registration Statement pertaining to the 2006 Amended and Restated Stock Option Plan of Destiny Media Technologies Inc. and to the incorporation by reference of our report dated October 25, 2006, with respect to the consolidated financial statements of Destiny Media Technologies Inc. included in its Annual Report (Form 10-KSB) for the year ended August 31, 2006 filed with the Securities and Exchange Commission.

Vancouver, Canada,
May 17, 2007	Chartered Accountants